EXHIBIT 99.1

For Immediate Release: October 13, 2005

Occidental Agrees to Acquire Vintage Petroleum

LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced today it has agreed to acquire, by means of a merger, Vintage Petroleum, Inc. (NYSE: VPI) for $20.00 per Vintage share in cash, plus 0.42 Occidental shares per Vintage share. The total purchase consideration for Vintage's approximately 68.3 million shares on a fully diluted basis, including debt assumption net of cash, is approximately $3.9 billion. As part of this transaction, Oxy plans to implement a stock re-purchase program for 9 million Oxy shares in the open market or otherwise, from time-to-time, subject to market conditions and retention of the company's credit rating.

"Vintage Petroleum is an excellent strategic fit for Oxy, adding to our core areas in California, the Middle East and Latin America," said Dr. Ray R. Irani, Chairman, President and Chief Executive Officer of Occidental Petroleum Corporation. "On a per share basis, we expect the acquisition to be immediately accretive to cash flow, free cash flow and earnings. At the end of 2004, Vintage had proved reserves of 437 million barrels of oil equivalent, 50 percent of which were located in Argentina and 32 percent in the U.S. In addition, according to reports prepared for Vintage, the company had 421 million equivalent barrels of probable and possible reserves. During the second quarter of 2005, Vintage's total production averaged approximately 76,000 equivalent barrels per day, with Argentina and California contributing 37,000 and 11,000 equivalent barrels per day, respectively. We hope to double Vintage's production from Argentina within five years as well as increase production from California by up to 20 percent over the next few years."

Vintage's operating assets in Argentina and California provide opportunities to increase production and reserves through the application of enhanced oil recovery and exploitation techniques Oxy has employed successfully in other operations. Oxy will incorporate Vintage's California assets into its nearby operations in the southern San Joaquin Valley and in the Sacramento Valley. Oxy also will integrate Vintage's Latin American assets into its existing position in Latin America, where it is one of the largest producers in Colombia and Ecuador, with combined second quarter 2005 net production of 70,000 barrels of oil per day.

Vintage's second quarter production in Yemen averaged nearly 4,000 barrels of oil per day, and its assets, which are contiguous to Oxy's existing operations, offer attractive opportunities for future growth and operational synergies.

In announcing the acquisition, Oxy indicated its interest in divesting non-strategic Vintage assets located in East Texas, along the Gulf Coast and in the Mid-Continent region. These assets accounted for approximately 19,000 equivalent barrels per day of Vintage's second quarter 2005 production.

At the end of 2004, Oxy had total proved reserves from all sources of 2.53 billion equivalent barrels. The addition of Vintage's proved reserves is expected to increase Oxy's reserves to a record high of approximately 3 billion equivalent barrels and extend Oxy's reserve life at current production levels from 12.2 years to 12.7 years.

Oxy expects to continue growing both reserves and production from the Vintage assets it retains through a capital program with estimated spending in the range of $150 million to $200 million annually. In addition, Oxy expects to realize significant synergies with G&A expense reductions of $40 to $60 million per year and exploration capital expense reductions of about $100 million per year.

Oxy expects to finance the acquisition and the stock re-purchase program from $1.7 billion of cash on hand as of September 30, 2005, plus additional cash generated in the fourth quarter. In addition, Vintage is expected to have approximately $225 million in cash at year-end 2005, and Oxy will be assuming $550 million of Vintage debt.

The Vintage transaction is expected to close in the first quarter of 2006, subject to regulatory approvals. Goldman, Sachs & Co. and Petrie Parkman & Co. provided fairness opinions to Oxy's Board of Directors.

Supplemental information on the acquisition will be available at www.oxy.com through the Investor Relations section, concurrent with the SEC filing.

Additional Information and Where to Find It

Oxy will file a Form S-4, Vintage will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Oxy free of charge by contacting Christel Pauli, Counsel and Assistant Secretary, Occidental Petroleum Corporation, at 10889 Wilshire Blvd., Los Angeles, California 90024. The documents will also be available online at www.oxy.com.

Participants in Solicitation

Oxy, Vintage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Vintage shareholders in connection with the merger. Information about the directors and executive officers of Oxy and their ownership of Oxy stock is set forth in the proxy statement for Oxy 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Vintage and their ownership of Vintage stock is set forth in the proxy statement for Vintage's 2005 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Forward-Looking Statements

The matters set forth in this press release, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, financial strength, and the competitive ability and position of the combined company, and other statements identified by such words as "will," "estimates," "expects," "hopes," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor"

provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could significantly affect expected results, including a delay in or failure to obtain required approvals, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration will be greater than expected, the ability to manage regulatory, tax and legal matters, including changes in tax rates, the impact of competition, and other risk factors related to our industries as detailed in each of Oxy's and Vintage's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Oxy undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from those set forth in the forward-looking statements.

The SEC limits the ability of oil and natural gas companies, in their filings with the SEC, to disclose reserves other than proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in this press release, such as probable, possible and recoverable reserves, that the SEC's guidelines limit in filings with the SEC.

Information contained in this press release regarding Vintage's production, reserves, results, assets and other information has been taken from Vintage's public filings with the SEC. Oxy makes no representation with respect to the accuracy of this information.

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Contacts:    Lawrence P. Meriage (media)

310-443-6562
Kenneth J. Huffman (investors)
212-603-8183

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